Exhibit 10.2

EXECUTION COPY

AMENDMENT No. 4 AND AGREEMENT (this “Amendment”) dated as of February 14, 2006, to the CREDIT AGREEMENT dated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CRUNCH HOLDING CORP., a Delaware corporation (“Holdings”), PINNACLE FOODS GROUP INC. (as successor to PINNACLE FOODS HOLDING CORPORATION), a Delaware corporation (the “Borrower”), the LENDERS from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), CITICORP NORTH AMERICA, INC. and CANADIAN IMPERIAL BANK OF COMMERCE, as co-documentation agents.

WHEREAS pursuant to the Credit Agreement, the Lenders and the Issuing Bank have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS Holdings and the Borrower have requested that (a) the Tack-on Lenders make certain loans to the Borrower on the Amendment No. 4 Effective Date and (b) certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS the undersigned Tack-on Lenders are willing to make such loans, and the undersigned Lenders are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment:

“Amendment No. 4 Effective Date” shall be a date specified by the Borrower (provided that such date shall be a date not later than April 28, 2006), as of which date all the conditions set forth or referred to in Section 14 hereof shall have been satisfied.

“Armour Revolver Draw” shall have the meaning set forth in Section 12(a) hereof.

“Reaffirmation Agreement” means the Reaffirmation Agreement substantially in the form attached hereto as Exhibit A, among Holdings, the Borrower and the other Reaffirming Parties (as defined therein).

“Tack-on Loan Commitment” means, with respect to each Tack-on Lender, the commitment of such Tack-on Lender to make Tack-on Loans hereunder on the Amendment No. 4 Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tack-on Loans to be made by such Tack-on Lender hereunder, as set forth on Schedule 1 hereto. The initial aggregate amount of the Tack-on Lenders’ Tack-on Loan Commitments is $143,000,000.

“Tack-on Lender” means a Lender having a Tack-on Loan Commitment.

SECTION 2. Commitment. Subject to the terms and conditions set forth herein, each Tack-on Lender agrees to make Tack-on Loans to the Borrower on the Amendment No. 4 Effective Date in a principal amount not exceeding such Tack-on Lender’s Tack-on Loan Commitment. The funding of the Tack-on Loans on the Amendment No. 4 Effective Date shall be consummated at a closing to be held on the Amendment No. 4 Effective Date at the offices of Cravath, Swaine & Moore LLP or at such other place as the Borrower and the Administrative Agent shall agree.

SECTION 3. Amendments to Section 1.01. (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 4” means the Amendment No. 4 and Agreement dated as of February 14, 2006, among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent and the other Agents party thereto.

“Amendment No. 4 Effective Date” shall have the meaning set forth in Amendment No. 4.

“Armour Acquisition” means the Borrower’s acquisition of the Purchased Assets (as defined in the Armour Purchase Agreement) relating to Dial’s food business located in Ft. Madison, Iowa (the “Armour Business”), pursuant to the Armour Purchase Agreement.

“Armour Business” shall have the meaning set forth in the definition of Armour Acquisition.

“Armour Equity Contribution” means the contribution of common equity to be made by Crunch LLC’s existing equity holders, other Permitted Investors or other investors reasonably acceptable to the Administrative Agent to the Borrower (indirectly through Crunch LLC and Holdings) on or prior to the date of the consummation of the Armour Acquisition in an aggregate amount of not less than $40,000,000 (or, if the amount actually paid by the Borrower on the closing date of the Armour Acquisition pursuant to the Armour Purchase Agreement is less than $183,000,000, then not less than 20% of such amount actually paid) in cash.

“Armour Purchase Agreement” means the Asset Purchase Agreement dated as of March 1, 2006, by and between the Borrower and Dial.

“Cure Amount” shall have the meaning set forth in Section 7.03(a).

“Cure Right” shall have the meaning set forth in Section 7.03(a).

“Dial” means The Dial Corporation, a Delaware corporation.

“Existing Term Loans” means the Initial Term Loans made to the Borrower on the Effective Date and the Delayed Draw Term Loans made to the Borrower on the Aurora Effective Date, in each case outstanding on the Amendment No. 4 Effective Date.

“Tack-on Loan” means a Loan made on the Amendment No. 4 Effective Date pursuant to Amendment No. 4.

“Tack-on Loan Commitment” shall have the meaning set forth in Amendment No. 4.

(b) The definition of the term “Average Senior Debt” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition to be added in the appropriate alphabetical order:

“Senior Debt” means, as of any date of determination, (a) Total Indebtedness as of such date minus (b) the portion of Total Indebtedness as of such date represented by the Subordinated Debt.

(c) Clause (ii) of the first proviso in the definition of the term “Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) expenditures that constitute the Aurora Acquisition or a Permitted Acquisition,

(d) The definition of the term “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following text at the end of such definition:

Notwithstanding anything herein to the contrary, Consolidated EBITDA for any period ending on March 31, 2006 and any period ending prior to the Amendment No. 4 Effective Date shall be the sum of (i) Consolidated EBITDA of the Borrower and the Subsidiaries (without giving effect to the Armour Acquisition) for such period and (ii) Consolidated EBITDA of the Armour Business which shall be deemed to be $7,177,000, $11,698,000, $11,038,000 and $7,309,000, respectively, for the fiscal quarters ended on or about June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006.

(e) The definition of the term “Lenders” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Lenders” means the Persons listed on Schedule 2.01, the Persons listed on Schedule 1 to Amendment No. 4 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

(f) The definition of the term “Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Leverage Ratio” means, on any date, the ratio of (a) the amount of (i) Total Indebtedness as of such date minus, for every purpose other than for determining the Applicable Rate with respect to any Revolving Loan, (ii) the aggregate amount of cash and cash equivalents of Holdings, the Borrower and the Subsidiaries as of such date (provided, that cash or cash equivalents that are pledged as security for obligations other than the Obligations shall not be included in this clause (ii)) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that to the extent any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations has occurred during the relevant period of four consecutive fiscal quarters, such ratio shall be determined for such period on a Pro Forma Basis for such occurrences.

(g) The definition of the term “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such definition:

Notwithstanding anything herein to the contrary, the Armour Acquisition shall be deemed to be a “Permitted Acquisition” for all purposes of this Agreement except Section 6.04(a).

(h) The definition of the term “Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Senior Leverage Ratio” means, on any date, the ratio of (a) the amount of (i) Senior Debt as of such date minus (ii) the aggregate amount of cash and cash equivalents of Holdings, the Borrower and the Subsidiaries as of such date (provided, that cash or cash equivalents that are pledged as security for obligations other than the Obligations shall not be included in this clause (ii)) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date), provided that to the extent any Permitted Acquisition, Disposition outside the ordinary course of business or discontinuation of operations has occurred during the relevant period of four consecutive fiscal quarters, such ratio shall be determined for such period on a Pro Forma Basis for such occurrences.

(i) The definition of the term “Term Loan” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Term Loan” means an Existing Term Loan or a Tack-on Loan.

(j) The definition of the term “Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Term Loan Commitment” means an Initial Term Loan Commitment, a Delayed Draw Term Commitment or a Tack-on Loan Commitment.

(k) The definition of the term “Term Loan Lender” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Term Loan Lender” means a Lender with a Tack-on Loan Commitment or an outstanding Term Loan.

SECTION 4. Amendment to Section 2.03. Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of a Eurodollar Borrowing of Tack-on Loans to be made on the Amendment No. 4 Effective Date, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing)

SECTION 5. Amendment to Section 2.07. Section 2.07(a) of the Credit Agreement is hereby amended by inserting the following proviso immediately before the period at the end of the first sentence thereof:

, provided that, notwithstanding anything to the contrary in the definition of the term “Interest Period”, (a) a portion of the Tack-on Loans in an aggregate principal amount equal to (i) the percentage of the aggregate principal amount of the Existing Term Loans that are Eurodollar Loans multiplied by (ii) the aggregate principal amount of the Tack-on Loans shall be Eurodollar Loans and (b) such Eurodollar Tack-on Loans shall be allocated Interest Periods and interest rates such that the percentage of the total Eurodollar Tack-on Loans bearing interest at any particular rate for an Interest Period ending on any particular date is the same as the percentage of the total Existing Term Loans bearing interest at such rate for the Interest Period ending on such date, it being understood that all such Interest Periods applicable to the Tack-on Loans shall begin on the date of the initial borrowing of Tack-on Loans.

SECTION 6. Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth below opposite such date, provided that if the aggregate amount of the Tack-on Loans on the Amendment No. 4 Effective Date is less than $143,000,000, then the amounts set forth below will be adjusted on a pro rata basis across all payments:

Date	Amount
June 30, 2006	$357,500
September 30, 2006	$357,500
December 31, 2006	$357,500
March 31, 2007	$357,500
June 30, 2007	$357,500
September 30, 2007	$357,500
December 31, 2007	$357,500
March 31, 2008	$357,500
June 30, 2008	$357,500
September 30, 2008	$357,500
December 31, 2008	$357,500
March 31, 2009	$357,500
June 30, 2009	$357,500
September 30, 2009	$357,500
December 31, 2009	$357,500
March 31, 2010	$136,920,000
June 30, 2010	$162,395,000
September 30, 2010	$162,395,000
November 25, 2010	$164,115,000

SECTION 7. Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended by deleting the word “and” before clause (iii) thereof, replacing it with the text “, “ and inserting the following clauses immediately after clause (iii) and immediately before the period at the end of such clause:

(iv) the payment of purchase price adjustments pursuant to the Armour Purchase Agreement and (v) the purposes described in the definition of Armour Revolver Draw (as defined in Amendment No. 4).

SECTION 8. Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by (a) deleting the text “and” at the end of clause (u) of such Section and (b) inserting the following new text immediately before the period at the end of clause (v) of such Section:

; and

(w)	the Armour Acquisition, provided that (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) the Borrower and the Subsidiaries, taken as a whole, are in compliance, on a Pro Forma Basis, with the covenants contained in Sections 6.12 and 6.14, and Section 6.13 or 6.15, as applicable, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, (iv) on a pro forma basis after giving effect to such acquisition, the Average Revolving Availability shall not be less than $45,000,000, (v) the Borrower shall have received the Armour Equity Contribution and (vi) the Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (i), (ii), (iii), (iv), and (v) above.

SECTION 9. Amendment to Section 6.06. Clause (c) of Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) any such sale and leaseback of (i) real property owned as of the Amendment No. 4 Effective Date by the Borrower or any Subsidiary or (ii) personal property or any other property (other than real property), provided that the aggregate fair value of such property sold pursuant to sale and leasebacks permitted by this clause (c) shall not exceed $20,000,000 during the term of this Agreement (the proceeds of which sale and leasebacks, for the avoidance of doubt, shall be subject to Section 2.11(c)).

SECTION 10. Amendment to Section 6.13. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending on or about any date set forth in the table below to exceed the ratio set forth opposite such period:

Period	Ratio
March 31, 2006	5.25 to 1.00
June 30, 2006	5.00 to 1.00
September 30, 2006	4.75 to 1.00
December 31, 2006	4.75 to 1.00
March 31, 2007	4.50 to 1.00
June 30, 2007	4.50 to 1.00
September 30, 2007	4.25 to 1.00
December 31, 2007	4.25 to 1.00
March 31, 2008 and thereafter	4.00 to 1.00

SECTION 11. Amendment to Article VII. Article VII is hereby amended by inserting the following Section after Section 7.02 of the Credit Agreement:

SECTION 7.03. Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event the Borrower fails to comply with the requirements of any covenant set forth in Sections 6.12, 6.13 or 6.15, until the expiration of the 10th Business Day subsequent to the date on which a certificate of a Financial Officer certifying compliance with Sections 6.12, 6.13 or 6.15 is required to be delivered pursuant to Section 5.01(c), Holdings shall have the right, subject to Section 7.03(b), to issue common stock to any Person other than the Borrower or a Subsidiary for cash or otherwise receive cash contributions in an aggregate amount equal to the amount necessary to cure the relevant failure to comply with each of Sections 6.12, 6.13 and 6.15 (collectively, the “Cure Right”), which amount shall be contributed by Holdings to the Borrower as common equity, and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, the covenants in Sections 6.12, 6.13 and 6.15 shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA for the last fiscal quarter of the four-quarter measurement period for which a Cure Right has been exercised (and, without duplication, for each subsequent four-quarter period that contains such fiscal quarter) shall be increased, solely for the purpose of measuring the covenants under Sections 6.12, 6.13 or 6.15 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of each of Sections 6.12, 6.13 and 6.15, the Borrower shall be deemed to have satisfied the requirements of Sections 6.12, 6.13 and 6.15 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants in Sections 6.12, 6.13 or 6.15 that had occurred shall be deemed cured for the purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, the Cure Right may not be exercised in more than two quarters in any four-quarter period.

SECTION 12. Agreements.

(a) Each of Holdings and the Borrower hereby agree that the proceeds of the Tack-on Loans will be used, together with the proceeds of the Armour Equity Contribution and the proceeds of the Armour Revolver Draw (as defined below), if any, to consummate the Armour Acquisition and to pay fees and expenses incurred therewith. As used in this Section 12(a), the term “Armour Revolver Draw” means Revolving Loans made on the Amendment No. 4 Effective Date for the payment of (a) fees, expenses and other transaction costs associated with the Armour Acquisition (as defined in Section 3), and (b) closing date inventory purchase price changes pursuant to the Armour Purchase Agreement (as defined in Section 3).

(b) To the extent customary for industrial real property in the State of Iowa, the Borrower shall cause to be delivered no later than 60 days after the Amendment No. 4 Effective Date, (A) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage described in Section 14(b)(vii)(B) hereof as a valid first-priority Lien on such real property described therein, free of any other Liens except as expressly permitted by Section 6.02 of the Credit Agreement, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (B) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or real property or (C) any combination of the foregoing, provided that the Administrative Agent may, in its sole discretion, permit such requirements to be satisfied at a later date.

(c) All Intellectual Property (as defined in the Collateral Agreement) filings requested by the Collateral Agent to be filed, registered or recorded with respect to the assets acquired in the Armour Acquisition shall be filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording, within the time periods set forth in the third sentence of Section 4.02(b) of the Collateral Agreement (including clause (iii) thereof), mutatis mutandis, with such time periods beginning on the Amendment No. 4 Effective Date instead of on the date of the execution of the Collateral Agreement.

SECTION 13. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents, (i) to the extent any such representation or warranty is modified or qualified based on the terms “materially” or “material” or by reference to the term “Material Adverse Effect”, are true and correct in all respects and (ii) to the extent any such representation or warranty is not so modified or qualified, are true and correct in all material respects, in each case, on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

(c) Immediately before and after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 14. Conditions.

(a) Sections 2, 3(j), 4, and 12 through 20 (and any defined terms included in such Sections, as necessary), and for the avoidance of doubt the Tack-on Loan Commitments, shall become effective on the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower, the Required Lenders and each Tack-on Lender.

(b) The remainder of this Amendment, and the obligations of the Tack-on Lenders to fund the Tack-on Loans hereunder, shall become effective as of the date first above written when each of the following conditions has been met:

(i) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 4 Effective Date (including (A) the Amendment Fee specified in Section 15 below, (B) the Ticking Fee specified in Section 16 below and (C) all reasonable invoiced fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent).

(ii) The Armour Acquisition shall have been consummated, or substantially simultaneously with the funding of the Tack-on Loans shall be consummated, in accordance in all material respects with applicable law and the

Armour Purchase Agreement (and no material provision of the Armour Purchase Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the consent of the Administrative Agent). The Administrative Agent shall have received certified copies of the Armour Purchase Agreement and all material certificates and other documents delivered thereunder.

(iii) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated as of the Amendment No. 4 Effective Date) of each of (A) Vinson & Elkins LLP, counsel for Holdings and the Borrower, substantially in the form of Exhibit B-1 hereto and (B) applicable local counsel, in form and substance reasonably satisfactory to the Administrative Agent.

(iv) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Amendment and any other legal matters relating to the parties hereto or the Loan Documents or the Armour Acquisition, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v) The Administrative Agent shall have received a certificate, dated as of the Amendment No. 4 Effective Date and signed by the President or a Vice President of the Borrower or a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03 of the Credit Agreement.

(vi) All Uniform Commercial Code financing statements reasonably requested by the Collateral Agent to be filed or recorded with respect to the assets acquired in the Armour Acquisition shall have been filed or recorded or delivered to the Collateral Agent for filing or recording, and the Collateral Agent shall have received (i) the results of bring-down searches of the Uniform Commercial Code filings made with respect to each of the Loan Parties in its jurisdiction of organization and (ii) a completed update to the Perfection Certificate dated the Amendment No. 4 Effective Date and signed by an officer of the Borrower, together with all attachments contemplated thereby.

(vii) the Collateral Agent shall have received (A) amendments to each Mortgage securing the Obligations of the Borrower providing that the Tack-on Loans shall be secured by a Lien on the Mortgaged Property that is the subject of such Mortgage, signed on behalf of the record owner of such Mortgaged Property and (B) with respect to any real property acquired in the Armour Acquisition counterparts of a Mortgage with respect to such real property duly executed and delivered by the record owner of such real property.

(viii) The Reaffirmation Agreement shall have been executed and delivered by each party thereto.

(ix) The Administrative Agent shall have received at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Borrowing of the Tack-on Loans (i) that complies with the requirements of Section 2.03 of the Credit Agreement and Section 9(c) of Amendment No. 2 and Waiver to the Credit Agreement and (ii) pursuant to which the Borrower agrees that the provisions of Section 2.16 of the Credit Agreement shall apply to any failure by the Borrower to borrow the Tack-on Loans on the Amendment No. 4 Effective Date.

(x) The representations and warranties set forth in clauses (b) and (c) of Section 13 hereof shall have been satisfied as of the date of funding of the Tack-on Loans.

Notwithstanding the foregoing, the obligations of the Tack-on Lenders to make the Tack-on Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on a date not later than April 28, 2006 (and, in the event such conditions are not satisfied, this Agreement and the Tack-on Loan Commitments shall terminate at such time).

SECTION 15. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay promptly to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York time, on February 14, 2006, an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the sum of such Lender’s Revolving Exposure and outstanding Term Loans as of such time and date, provided that such fee shall not be payable unless and until the Tack-on Loans shall have been funded.

SECTION 16. Ticking Fee. If the funding of the Tack-on Loans does not occur on or prior to March 31, 2006, the Borrower hereby agrees to pay to the Administrative Agent for the account of each Tack-on Lender a commitment fee (the “Ticking Fee”) for the period from and including April 1, 2006 to the first to occur of the date on which the Tack-on Loans are funded and the date on which the Tack-on Loan Commitments terminate, computed at a rate of 0.50% per annum on the average daily unused amount of the Tack-on Loan Commitment of such Tack-on Lender during the period for which payment is made, payable on the first to occur of the date on which the Tack-on Loans are made or the date on which the Tack-on Loan Commitments terminate.

SECTION 17. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Holdings or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 18. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 19. Counterparts; Amendments. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. Except as otherwise permitted by Section 9.02 of the Credit Agreement, this Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Required Lenders.

SECTION 20. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CRUNCH HOLDING CORP.,

By	/s/ N. Michael Dion
Name:
Title:

PINNACLE FOODS GROUP INC. (as successor to Pinnacle Foods Holding Corporation),

By	/s/ John F. Kroeger
Name:	John F. Kroeger
Title:	VP

[Amendment No. 4 and Agreement Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent,

By	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

By	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

[Amendment No. 4 and Agreement Signature Page]

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Syndication Agent,

by	/s/ Marie G. Mollo
Name:	Marie G. Mollo
Title:	Duly Authorized Signatory

[Amendment No. 4 and Agreement Signature Page]

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), individually and as Co-Documentation Agent,

by	/s/ Kathryn A. Duncan
Name:	Kathryn A. Duncan
Title:	Vice President

[Amendment No. 4 and Agreement Signature Page]

CITICORP NORTH AMERICA, INC., individually and as Co-Documentation Agent,

by	/s/ Rob Ziemer
Name:	Rob Ziemer
Title:	Vice President

[Amendment No. 4 and Agreement Signature Page]

CANADIAN IMPERIAL BANK OF COMMERCE, as Co-Documentation Agent,

by	/s/ Gerald Girardi
Name:	Gerald Girardi
Title:	Canadian Imperial Bank of Commerce Authorized Signatory

[Amendment No. 4 and Agreement Signature Page]